Exhibit 99.1
CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE
     This CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE (this “Agreement”) is entered into effective the 15th day of April 2008, by and between Eliot M. Lurier (hereinafter “MR. LURIER”), NUCRYST Pharmaceuticals Inc., a Delaware Corporation, and NUCRYST Pharmaceuticals Corp., an Alberta corporation (hereinafter collectively referred to as “NUCRYST”).
     WHEREAS, MR. LURIER has been employed by NUCRYST in the Commonwealth of Massachusetts pursuant to terms of employment set forth in that certain Offer of Employment, made by NUCRYST Pharmaceuticals Inc. dated March 16, 2005 and accepted by MR. LURIER on March 17, 2005, as amended by letter agreement date January 17, 2008, between NUCRYST Pharmaceuticals Inc. and MR. LURIER (the “Employment Agreement”); and
     WHEREAS, MR. LURIER executed an Employee Confidentiality Agreement (the “Confidentiality Agreement”), dated as of March 17, 2005 made by and between MR. LURIER and NUCRYST Pharmaceuticals Inc.; and
     WHEREAS, the Confidentiality Agreement contains post-employment obligations and restrictions; and
     WHEREAS, NUCRYST and MR. LURIER desire to terminate amicably MR. LURIER’S employment with NUCRYST; and
     WHEREAS, MR. LURIER is entitled to certain amounts and benefits provided in his Employment Agreement upon the termination of his employment in the absence of this Agreement; and
     WHEREAS, in this Agreement, in consideration of the mutual promises contained herein, NUCRYST has offered MR. LURIER certain separation payments and benefits in lieu of, and greater than, the amounts and benefits provided under the Employment Agreement;
     IT IS HEREBY AGREED by and between MR. LURIER and NUCRYST as follows:
     1.     The following provisions describe the termination of MR. LURIER’S employment with NUCRYST and the transition of his duties and responsibilities:
          a.     MR. LURIER acknowledges and agrees that his employment with NUCRYST will be permanently and irrevocably severed, effective April 15, 2008 (“Termination Date”), and that NUCRYST has no obligation, contractual or otherwise, to hire, rehire or re-employ MR. LURIER in the future. The Termination Date shall be the date of the “qualifying event” under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and, except as detailed in this Agreement, MR. LURIER’S eligibility to participate in NUCRYST’S benefits programs ends on the Termination Date. MR. LURIER will receive wages for all work performed by him from the last pay period prior to April 15, 2008 through the Termination Date, and all unused vacation pay, if any, less any applicable payroll withholdings, in a paycheck to be issued to him on April 15, 2008. MR. LURIER’S rights and obligations with regard to any vested Options and/or vested Restricted Stock Options he may have as of the Termination Date, including his right to exercise any of those vested Options and/or Restricted Stock Options after the Termination Date, shall be governed by the terms and conditions set forth in: the Stock Option Agreement, executed by MR. LURIER on April 5, 2005(the “2005 Option Agreement”); the Stock Option Agreement, executed by MR. LURIER on May 15, 2007 (the “2007 Option Agreement”); and, the Restricted Stock Unit Award Agreement, executed by MR. LURIER on May 15, 2007 (the “RSU Agreement”). For the purposes of MR. LURIER’S right to exercise any of those vested Options and/or Restricted Stock Options, the provisions relating to termination for reasons other than Just Cause shall apply.
          b.     MR. LURIER agrees that for the two (2) month period of time commencing on his Termination Date and continuing to June 15, 2008 (the “Transition Period”), he will use good faith, reasonable efforts to achieve an orderly transition of his duties, that he will cooperate with NUCRYST’S transition efforts and that he will make himself available as requested by NUCRYST for consultation with NUCRYST regarding matters which arise out of or relate to his duties and responsibilities with NUCRYST (the “Transition Services”). For greater certainty, MR. LURIER acknowledges and agrees that he shall continue to be bound by the Confidentiality Agreement in all respects including, without limitation, in respect of all Proprietary Information (as that term is defined in the Confidentiality Agreement) received by or disclosed to MR. LURIER by or on behalf of NUCRYST during the Transition Period and thereafter.
     2.     MR. LURIER, on behalf of himself, his heirs, executors, administrators and assigns, for and in consideration of the undertakings of NUCRYST set forth herein, and intending to be legally bound, does hereby release and forever discharge NUCRYST and The Westaim Corporation, together with their parent and subsidiaries, affiliates, predecessor and successor corporations and business entities, joint ventures, and partners, past, present and future, and its and their agents, directors, officers, employees, stockholders, investors, insurers and reinsurers, assigns, representatives, and attorneys, past, present and future, and its and their assigns, heirs, executors, and administrators, past, present, and future (collectively, the “Releasees”), jointly and severally, of and from and with respect to any and all legally waivable causes of action, suits, debts, contracts, covenants, agreements, promises, torts, damages, claims, complaints, demands and liabilities, indemnity, costs, interest, loss or injury whatsoever of any name, kind and nature, both in law and in equity whether expressed or implied, suspected or unsuspected, howsoever arising (hereinafter “Claims”), which MR. LURIER, or his heirs, executors, administrators and assigns, may heretofore have had, may now have, ever had, or may in the future have against each or any of the Releasees by reason of any matter, cause or thing whatsoever arising at any time prior to and up to and including the effective date of the signing of this Agreement, including, without limitation, any and all Claims relating to MR. LURIER’S employment with NUCRYST or the termination of that employment, the discipline of MR. LURIER by the Releasee, the compensation for and working conditions of that employment, including, but not limited to, Claims under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, Section 1981 of the Civil Rights Act of 1870, the Americans with Disabilities Act, the Family Medical Leave Act, the Employee Retirement Income Security Act, M.G.L. c. 151B, and any and all other federal, state or local statutory or common law Claims, now or hereafter recognized, including but not limited to, any Claims for economic loss, compensatory damages, punitive damages, liquidated damages, costs, fees, or other expenses including attorney’s fees incurred in these matters, any Claims concerning wages, lost pay, discretionary pay, benefits, bonuses or variable pay under the Releasee’s variable pay program or any gratuitous payments promised by the Releasee. Notwithstanding the foregoing, this release shall not apply to any vested rights to retirement, pension, 401(k) plan, or like benefits to which MR. LURIER is otherwise entitled as of April 15, 2008.
     3.     MR. LURIER acknowledges and agrees that in the absence of this Agreement, upon the Termination Date he would be solely entitled to the amounts and benefits provided for under the terms of the Employment Agreement. In lieu of the amounts and benefits provided under the Employment Agreement, and in full consideration of MR. LURIER’S execution of this Agreement, and his agreement to be legally bound by its terms, NUCRYST agrees to make the following payments and fulfill the following promises after receipt by NUCRYST of MR. LURIER’S signature on this Agreement, and after the expiration of the revocation period set forth in paragraph 13(e) when this Agreement becomes final and binding:
          (a)     pay MR. LURIER a lump sum payment of $85,500.00, less applicable tax withholding and deductions within thirty (30) days after the expiration of the revocation period set forth in paragraph 13(e);
          (b)     pay MR. LURIER the lump sum amount of $1,000.00, less applicable tax withholding and deductions, on June 30, 2008 provided that MR. LURIER fulfills his promises and obligations as set forth in paragraph 1(b) herein with regard to the Transition Period, as well his other undertakings in this Agreement, including but not limited to his continuing obligation to abide by the post-employment obligations and restrictions contained in the Confidentiality Agreement; MR. LURIER understands and agrees that he will not be entitled to receive the payment set forth in this paragraph 3(b) if he fails to fulfill his promises and obligations as set forth in paragraph 1(b) herein with regard to the Transition Period, as well his other undertakings in this Agreement, including but not limited to his continuing post-employment obligations and restrictions contained in the Confidentiality Agreement;

          (c)     pay the employer’s portion of MR. LURIER’S COBRA premium payments incurred by MR. LURIER in connection with his group medical insurance coverage for the month of May, 2008; provided that MR. LURIER elects to continue his group medical insurance coverage pursuant to COBRA and executes this Agreement;
          (d)     permit MR. LURIER to remain covered during the Transition Period by NUCRYST’S directors and officers liability insurance policy; and
          (e)     allow Mr. LURIER to convert to a personal policy any disability or life insurance policies that are so convertible, in accordance with the terms of such policies, provided that MR. LURIER shall be responsible for any premiums and conversion costs that may be due on such policies after the Termination Date.
     4.     MR. LURIER represents that he has returned all property of NUCRYST including, but not limited to, keys, files, records (and copies thereof), computer hardware and software, cellular phones, pagers, which are in his possession or control, with the sole exceptions that MR. LURIER may purchase his desktop computer NUCRYST at current market value agreed to by the parties after any and all NUCRYST information or data has been permanently removed from such computer. MR. LURIER further agrees to leave intact all electronic documents of NUCRYST, including those which he developed or helped to develop during his employment. MR. LURIER represents and agrees that after the Termination Date, he will continue to abide by the post-employment obligations and restrictions set forth in the Confidentiality Agreement, and that his obligations under the Confidentiality Agreement survive the termination of his employment for NUCRYST.
     5.     Except as expressly set forth in paragraphs 1(a) and 3 of this Agreement, MR. LURIER expressly agrees that he has been paid all remuneration owed to him by NUCRYST or Releasees as a result of his employment with NUCRYST, the termination of that employment, the termination of the Employment Agreement, or for any other reason, including but not limited to all accrued salary, wages, perquisites, variable pay, vacation pay, bonus pay, profit-sharing, stock options, restricted stock award units, stock, expenses, termination benefits, special incentive payments, or any other compensation, with the sole exception of any accrued benefits under any qualified retirement plan maintained by NUCRYST in which MR. LURIER has participated, and that NUCRYST and Releasees do not have, and will not have, any obligation to provide MR. LURIER at any time in the future with any other payments, benefits, or consideration.
     6.     Except as expressly set forth herein, the parties hereto acknowledge that the undertakings of each of the parties herein are expressly contingent upon the fulfillment and satisfaction of the obligations of the other party as set forth herein.
     7.     MR. LURIER acknowledges and agrees that this Agreement is not and shall not be construed to be an admission of any violation of any federal, state or local statute, regulation or law, or of any duty owed by Releasees to MR. LURIER, or of any wrongdoing to MR. LURIER by Releasees, and that this Agreement is made voluntarily to provide an amicable conclusion of his employment relationship with NUCRYST.
     8.     MR. LURIER agrees, covenants and promises to keep the terms of this Agreement confidential and not to take any steps to publicize the fact or terms of this Agreement, even if this Agreement is disclosed by NUCRYST as part of its reporting obligations. MR. LURIER represents that he has not communicated or disclosed, and will not hereafter communicate, discuss or disclose, the terms of this Agreement to any persons except, as he may be required by local, state or federal law or regulation or by compulsory process of law, and provided that in case of such requirement he shall notify NUCRYST within forty-eight (48) hours of such requirement in writing, and except for disclosures to members of his immediate family, his attorney, and his accountant or tax advisor, each of whom shall be informed of this confidentiality obligation and shall agree to be bound by its terms.
     9.     Except as may reasonably be required to carry out any Transition Services requested by NUCRYST during the Transition Period, MR. LURIER agrees and covenants that without the written consent of the Chairman of the Board of NUCRYST, or by written invitation by a member of the board of directors, MR. LURIER will not enter upon or otherwise gain access to NUCRYST’s physical properties or databases after the Termination Date. MR. LURIER further covenants that he will not take any other action which has the intent or effect of bringing harm to NUCRYST, its businesses, properties, management, directors or affiliates. Without limiting the foregoing, MR. LURIER agrees not to interfere in any manner with NUCRYST’s relationships with its customers, suppliers, stockholders or employees.

     10.     MR. LURIER agrees and covenants not to disparage or to make any statement reflecting negatively on NUCRYST or any other Releasee, or any product or service offered by NUCRYST or Releasees, publicly or privately. For purposes of this paragraph 10, NUCRYST shall mean NUCRYST and any person or entity, which is a subsidiary of, controlling or controlled by or under common control with NUCRYST. Nothing in this paragraph shall preclude MR. LURIER or NUCRYST from communicating or testifying truthfully to the extent expressly required or protected by law, as a party in litigation, by the proper inquiry of a state or federal governmental agency, by a subpoena to testify issued by a court of competent jurisdiction, or in any action to enforce the terms of this Agreement. Nothing in this paragraph shall preclude any communications internal to NUCRYST, nor shall this Paragraph preclude NUCRYST or MR. LURIER from communicating in confidence to its or his attorneys, who shall be informed of this confidentiality obligation and shall be bound by its terms.
     11.     This Agreement constitutes the entire agreement between MR. LURIER and NUCRYST with respect to the subject matter hereof and supersedes and replaces any and all prior agreements or understandings, whether written or oral, between the parties, including the Employment Agreement, except that MR. LURIER’S Confidentiality Agreement, 2005 Option Agreement, 2007 Option Agreement, and RSU Agreement, continue in force and effect and shall survive the termination of the Employment Agreement and the termination of MR. LURIER’S employment according to their respective terms. MR. LURIER acknowledges that neither NUCRYST, Releasees, nor their directors, employees, agents or attorneys, have made any promise, representation or warranty whatsoever, express or implied, written or oral, other than the express written representations herein. This Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement signed by both MR. LURIER and NUCRYST.
     12.     MR. LURIER acknowledges that breach by him of any of the covenants or provisions set forth herein, including a breach of his obligations under the Confidentiality Agreement, would cause NUCRYST severe and irreparable harm. Accordingly, in the event of an actual or threatened breach by MR. LURIER of any of the covenants or provisions set forth herein, in the Confidentiality Agreement, NUCRYST will be entitled to seek an injunction restraining MR. LURIER from violating such covenants or provisions without the posting of a bond. The seeking of any such injunction shall not affect NUCRYST’S right to seek and obtain damages on account of any such actual or threatened breach of the covenants or provisions of this Agreement or the Confidentiality Agreement. MR. LURIER also shall be responsible to pay the costs and expenses to NUCRYST, including attorneys’ fees, arising out of the commission by MR. LURIER of any breach of said covenants.
     13.     MR. LURIER hereby certifies that:
          (a)     he has read the terms of this Agreement, and that he understands its terms and effects, including the fact that he has agreed to release and forever discharge Releasees from any legal action arising out of his employment relationship with NUCRYST, the terms and conditions of that employment relationship, and the termination of that employment relationship;
          (b)     he has signed this Agreement voluntarily and knowingly in exchange for the consideration described herein, which he acknowledges is adequate and satisfactory to him;
          (c)     the payments, benefits, promises and undertakings performed, and to be performed, as set forth in this Agreement exceed and are greater than the payments and benefits, if any, to which he would have been entitled had he not executed this Agreement;
          (d)     he has been informed that he has twenty-one (21) calendar days to consider whether or not to sign this Agreement, and has signed on the date indicated below after concluding that this Agreement is satisfactory; if MR. LURIER elects not to take the full twenty-one (21) days to consider this Agreement, he agrees that he has done so knowingly, voluntarily, and with full understanding that he is waiving a statutory right to consider this Agreement for twenty-one (21) days;

          (e)     he has been informed that he has the right to revoke this Agreement for a period of seven (7) calendar days following his execution of this Agreement by giving written notice to NUCRYST to the attention of Chairman and Chief Executive Officer, NUCRYST Pharmaceuticals Corp., 50 Audubon Road, Suite B, Wakefield, Massachusetts 01880, and that this Agreement shall not be effective, enforceable, final or binding until this seven (7) day period has expired;
          (f)     he understands and agrees that if he revokes this Agreement, pursuant to paragraph 13(e), that NUCRYST shall have no obligation to provide MR. LURIER with any of the payments or benefits provided in paragraph 3 of this Agreement other than the amounts that would be required per the terms of his Employment Agreement, and that no other payments or benefits will be provided in lieu of such; and
          (g)     he has been and is hereby advised by NUCRYST to consult with an attorney prior to signing this Agreement, and he has in fact done so with his counsel of choice.
     14.     MR. LURIER represents and warrants that he has not filed any complaints, claims, charges or lawsuits against any of the Releasees with any governmental agency or any court and that he will not do so any time hereafter. To the extent permitted by applicable law, MR. LURIER further agrees that he will not recommend or suggest to any federal, provincial or local government agency or potential claimants against or employees of Releasee that they initiate any claim or lawsuit against the Releasee and MR. LURIER will not voluntarily aid, assist or cooperate with any claimants against or employees of the Releasee in bringing such claims and lawsuits. If any agency or court assumes jurisdiction of any complaint or charge against Releasees on behalf of MR. LURIER, or any class of which he may be a member, he shall request the agency or court to withdraw from the matter insofar as it affects him. Additionally, he shall not in any way benefit financially from any litigation brought or conducted by such agency or court and shall take all reasonable steps necessary to refuse any compensation in connection with any damages claimed in connection therewith. Nothing in this paragraph shall be construed to prevent MR. LURIER from giving truthful testimony in response to direct questions asked pursuant to a lawful subpoena or other legal process during any future legal proceeding involving Releasees.
     15.     This Agreement shall be governed, interpreted and enforced by and under the laws of the Commonwealth of Massachusetts, without regard to choice of law principles, except where federal law controls. This Agreement shall be enforced by the federal or state courts located in the Commonwealth of Massachusetts. MR. LURIER consents to the personal jurisdiction of such courts, and waives any jurisdiction or venue defenses otherwise available to him.
     16.     Should any term or provision of this Agreement be declared illegal, invalid or unenforceable by any court of competent jurisdiction and if such provision cannot be modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.
     17.     MR. LURIER recognizes and acknowledges that Releasees may seek the assistance, cooperation or testimony of MR. LURIER in connection with any investigation, litigation, patent application or prosecution, or intellectual property or other proceeding arising out of matters within the knowledge of MR. LURIER and related to his position as an employee of NUCRYST, and in any such instance, MR. LURIER represents and warrants that he shall provide such assistance, cooperation or testimony and Releasee shall pay MR. LURIER’S reasonable costs and expenses in connection therewith.
     18.     MR. LURIER agrees that, for a period of eighteen (18) months after the Termination Date, he shall notify NUCRYST in writing of any change of residence address and of any subsequent employment (stating the name and address of the employer and providing a description of the title and duties of the position) or of any other business activity.
     19.     Any notice required to be given to any party under any provision of this Agreement shall be made in writing, by first class mail, to the following addresses:

To NUCRYST: to the attention of General Counsel, NUCRYST Pharmaceuticals Corp.,
10102 – 114 Street, Fort Saskatchewan, Alberta T8L 3W4.
To MR. LURIER: to the attention of Eliot M. Lurier, 3 Whitridge Road, MA 01760.
IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed the foregoing Confidential Separation Agreement and General Release to be effective as of the date written above.

NUCRYST PHARMACEUTICALS CORP. and NUCRYST PHARMACEUTICALS INC.
By:	/s/ Thomas E. Gardner
Thomas E. Gardner
Chairman & CEO

Signed by MR. LURIER at Natick, MA on this 21st day of April, 2008 in the presence of:

WITNESS: /s/ Amy Lurier	/s/ Eliot M. Lurier ELIOT M. LURIER